Exhibit 99.1

Company Contacts:	Investor Relations:
Roger Ward	Ron Both
V.P. of Marketing & Investor Relations	Managing Director
American Defense Systems, Inc.	Liolios Group, Inc.
Tel 516-390-5300, x326	Tel 949-574-3860
rward@adsiarmor.com	info@liolios.com

American Defense Systems Reports Record Second Quarter 2009 Financial Results

Record Revenue of $14 Million Drives Adjusted EBITDA to $1.1 Million or $0.03 Per Share

HICKSVILLE, N.Y. — August 12, 2009 — American Defense Systems, Inc. (ADSI) (AMEX: EAG), a leading provider of advanced transparent and opaque armor, architectural hardening and security products for Defense and Homeland Security, reported financial results for the second quarter ended June 30, 2009.

Q2 2009 Highlights

•      Revenues totaled a record $14.0 million, up 52% vs. Q2 2008

•      Income from operations totaled $1.3 million vs. $45,000 in Q2 2008

•      Contract backlog reached $48 million

Q2 2009 Financial Results

Revenues for the second quarter of 2009 increased 48% to a record $14.0 million from $9.5 million in the previous quarter, and increased 52% from $9.2 million in the same year-ago quarter.

Gross margin as a percentage of revenue for the second quarter was 38%, as compared to 43% in the previous quarter and 35% for the second quarter of 2008. The quarterly variation in gross margin is due primarily to the different mix of armor products sold in a particular quarter.

Income from operations totaled $1.3 million, an improvement from $40,000 in the previous quarter and $45,000 in the same period a year-ago.

Net loss totaled $2.6 million or $(0.07) per share, compared a loss of $1.3 million or $(0.03) per share in the previous quarter, and net income of $3.4 million or $0.09 per basic and diluted share in the same year-ago period.

Adjusted EBITDA for the quarter was $1.1 million or $0.03 per basic and diluted share, an improvement from a loss of $94,000 or $(0.00) per basic and diluted share in the previous quarter and a loss of $313,000 or $(0.01) per basic and diluted share in the same year-ago period (see the definition and important discussion about the presentation of adjusted EBITDA, a non-GAAP term, below).

Contract backlog at June 30, 2009 totaled $48 million, down 20% from $60 million at the end of the previous quarter and up 7% from $45 million at June 30, 2008.

Q2 2009 Operational Highlights

ADSI advanced in a number of areas during the second quarter of 2009, which are highlighted below:

•                  Received a $3.3 million contract from JCB Construction Equipment, the world’s largest privately-owned producer of construction machinery, for armored Crew Protection Kits (CPKs). The order is in fulfillment of new major U.S. Army and New Zealand Army contracts awarded to JCB. ADSI plans to deliver the order to JCB by October 2009.

•                  The $3.3 million JCB contract was in addition to a $10 million revenue expectation from JCB. ADSI announced this award on December 8, 2008 based on a $230 million procurement contract JCB was awarded by the US Army to equip approximately 800 JCB HMEEs.  During the second quarter of 2009, ADSI received and began processing an initial JCB order that represents approximately one-third of this $10 million revenue expectation, and plans to complete the order by the third quarter of 2009. On June 4, 2009, JCB announced the first nine of these 800 JCB HMEEs were deployed to Afghanistan by the U.S. Army (see: http://www.jcbna.com/news_and_events.htm?newsID=25). According to the JCB announcement, from this point forward, at least six HMEEs will be delivered every two weeks to various military installations around the globe.

•                  U.S. Marine Corps awarded ADSI a $30 million firm fixed price, indefinite delivery, indefinite quantity, three-year, sole-source contract to provide Add-on-Armor (AoA) CPKs and spare parts for various types of construction vehicles used in U.S. Marine Corps military operations.

•                  Awarded a three-year, $9.9 million, indefinite delivery, indefinite quantity, sole source contract by the U.S. Marine Corps Systems Command to install CPKs on Terex MAC-50 cranes, as well as supply spare parts and field service representatives (FSRs).

•                  ADSI’s physical security subsidiary, American Physical Security Group (APSG), received the highest level designation of Qualified Anti-Terrorism Technology for its Hi-Threat product line from the U.S. Department of Homeland Security (DHS). The Hi-Threat technology supports a product line of specially crafted doors, windows, louvers, and security stations designed to resist physical forced entry and bullets. The DHS designation also applies to APSG’s supervision of general contractor-provided installation services. The designation serves to reduce insurance costs and limit potential liabilities for the company, as well as its contractors and customers under the Safety Act.

Management Commentary

“This was another quarter of solid performance,” said Anthony J. Piscitelli, chairman and CEO of American Defense Systems, “which brought our revenues to a new record. Before the non-cash charges related to warrants and preferred stock dividends, we also posted a net profit as the result of generating the highest income from operations as a public company.”

“During the quarter, we finally received and began processing the first CPK orders from the world’s largest privately-owned producer of construction machinery, JCB Construction, in accordance with their contract with the U.S. Army. With this initial order, we’re more than a third of the way toward the $10 million revenue expectation we announced last November, and given their announced delivery ramp up, our revenue expectation will likely be increased over time.”

“While the military armor segment of our business has been strong, our American Physical Security Group subsidiary also began to realize significant revenue in the second quarter from its backlog of more than $8 million in architectural security-related orders. The new designation issued by DHS reflects that our APSG products and services have received thorough and rigorous testing by DHS in order to meet their highest standards. Along with the reduced insurance costs, we expect this to encourage more extensive adoption of APSG’s architectural hardening products and related services.”

Added Piscitelli, “Our progress year-to-date and strong order backlog keeps us well on track to exceed our original 2009 revenue goal of more than $52 million.”

Conference Call and Webcast

The company will hold a conference call today at 4:30 p.m. Eastern time to discuss its second quarter performance. Members of ADSI’s executive management team will host the presentation, followed by a question and answer period.

Date: Wednesday, August 12, 2009

Time: 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time)

Dial-In Number: 1-800-862-9098

International: 1-785-424-1051

Conference ID#: 7DEFENSE

The conference call will be broadcast simultaneously and available for replay via the investor section of the company’s Web site at www.adsiarmor.com.

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization and ask you to wait until the call begins. If you have any difficulty connecting with the conference call, please contact the Liolios Group at 1-949-574-3860.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day and until September 12, 2009:

Toll-free replay number: 1-800-677-6124

International replay number: 1-402-220-0664

(No passcode required)

Use of Non-GAAP Financial Information

Adjusted EBITDA is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”) and should not be considered as an alternative to net income, operating income or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of the company’s liquidity. ADSI defines adjusted EBITDA as net income/(loss) before interest; taxes; depreciation; and unrealized (gain) loss on adjustment of fair value series a convertible preferred stock classified as a liability and unrealized (gain) loss on investor warrant liability. Other companies (including the company’s competitors) may define adjusted EBITDA differently. The company presents adjusted EBITDA because it believes it to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in a similar industry. Management also uses this information internally for forecasting and budgeting. It may not be indicative of the historical operating results of ADSI nor is it intended to be predictive of potential future results. Investors should not consider adjusted EBITDA in isolation or as a substitute for analysis of results as reported under GAAP. See “Reconciliation of GAAP Income (Loss) to adjusted EBITDA (Loss)” below for further information on this non-GAAP measure and reconciliation of adjusted EBITDA to GAAP net loss for the periods indicated.

American Defense Systems, Inc. and Subsidiaries

Reconciliation of GAAP Income (Loss) to Adjusted EBITDA (Loss)

(in thousands, except per share amounts)

(unaudited)

	June 30,	March 31,	June 30,
	2009	2009	2008

GAAP net income (loss)	$(2,647)	$(1,297)	$3,370

Reconciling items from GAAP to Adjusted EBITDA (loss)
Interest expense, net	302	282	196
Income tax provision (benefit)	500	—	—
Depreciation	278	241	148
Unrealized (gain) loss on adjustment of fair value Series A convertible preferred stock classified as a liability	279	694	(2,605)
Unrealized (gain) loss on investor warrant liability	2,435	(14)	(1,421)
Adjusted EBITDA (loss)	$1,146	$(94)	$(313)

Adjusted EBITDA (loss) per common share:
Basic and diluted	$0.03	$(0.00)	$(0.01)

Weighted average common shares outstanding:
Basic and diluted	41,484	39,586	39,205

About American Defense Systems, Inc.

American Defense Systems, Inc. (“ADSI”) offers advanced solutions in the design, fabrication, and installation of transparent and opaque armor, security doors, windows and curtain wall systems for use by military, law enforcement, homeland defense and corporate customers. ADSI engineers also specialize in developing innovative, functional and aesthetically pleasing security applications for the mobile and fixed infrastructure physical security industry. For more information, visit the ADSI corporate Web site at www.adsiarmor.com.

Some of the statements made by American Defense Systems, Inc. (“ADSI”) in this press release, including, without limitation, statements regarding ADSI’s anticipated future growth, are forward-looking in nature. ADSI intends that any forward-looking statements shall be covered by the safe harbor provisions for such statements contained in the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “should,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “predicts,” “potential,” “continues” and similar expressions are forward-looking statements. ADSI cautions you that forward-looking statements are not guarantees of performance. ADSI undertakes no obligation and disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements involve known and unknown risks and uncertainties that may cause ADSI’s actual future results to differ materially from those projected or contemplated in the forward-looking statements. ADSI believes that these risks include, but are not limited to: ADSI’s reliance on the U.S. government for a substantial amount of its sales and growth; decreases in U.S. government defense spending; ADSI’s ability to contract further with the U.S. Department of Defense; ADSI’s ability to comply with complex procurement laws and regulations; competition and other risks associated with the U.S. government bidding process; changes in the U.S. government’s procurement practices; ADSI’s ability to obtain and maintain required security clearances; ADSI’s ability to realize the full amount of revenues reflected in its backlog; ADSI’s ability to finance the redemption of ADSI’s series A convertible preferred stock in accordance with the terms of such stock and ADSI’s settlement agreement with the holders of stock; ADSI’s reliance on certain suppliers; and intense competition and other risks associated with the defense industry in general and the security-related defense sector in particular. There also can be no assurance that ADSI will obtain a sufficient number of orders from JCB to generate more than $10 million in revenue or that such orders will be placed during the two year period referenced in the ADSI press release announced on November 8, 2008. Accordingly, ADSI revenues in connection with the matters referenced herein could be significantly less than the $10 million and may not be realized during such two year period.

Additional information concerning these and other important risk factors can be found under the heading “Risk Factors” in ADSI’s filings with the Securities and Exchange Commission, including, without limitation, its most recent annual report on Form 10-K and quarterly report on Form 10-Q, and its registration statement on Form S-1 filed with the SEC on August 6, 2009. Statements in this press release should be evaluated in light of these important factors.

AMERICAN DEFENSE SYSTEMS, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

CONTRACT REVENUES EARNED	$14,033,575	$9,224,451	$23,523,277	$17,959,361

COST OF REVENUES EARNED	8,659,865	6,009,447	14,112,974	11,344,483

GROSS PROFIT	5,373,710	3,215,004	9,410,303	6,614,878

OPERATING EXPENSES
General and administrative expenses	2,009,767	993,429	3,658,245	2,367,680
General and administrative salaries	1,022,366	1,097,243	2,095,403	2,254,651
Marketing	603,779	727,260	1,337,573	1,359,567
T2 expenses	124,070	—	237,672	—
Research and development	16,841	203,956	203,227	369,152
Settlement of litigation	63,441	—	63,441	57,377
Depreciation	278,083	147,666	519,412	282,435
Total operating expenses	4,118,347	3,169,554	8,114,973	6,690,862

INCOME (LOSS) FROM OPERATIONS	1,255,363	45,450	1,295,330	(75,984)

OTHER INCOME (EXPENSE)

Unrealized gain (loss) on adjustment of fair value Series A convertible preferred stock classified as a liability	(278,507)	2,605,159	(972,961)	1,176,494
Unrealized gain (loss) on investor warrant liability	(2,434,725)	1,421,432	(2,420,671)	1,313,843
Other income (expense)	(12,730)	10,159	(12,730)	(3,423)
Interest expense	(301,857)	(244,264)	(592,177)	(310,651)
Interest income	10	48,305	8,856	90,081
Finance charge	—	—	—	—
Total other income (expense)	(3,027,809)	3,840,791	(3,989,683)	2,266,344

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(1,772,446)	3,886,241	(2,694,353)	2,190,360

INCOME TAX PROVISION	500,000	—	500,000	—

INCOME (LOSS) FROM CONTINUING OPERATIONS	(2,272,446)	3,886,241	(3,194,353)	2,190,360

LOSS FROM DISCONTINUED OPERATIONS, NET OF TAXES
Loss from operations of discontinued division	—	(115,007)	—	(115,496)
Loss from disposal of discontinued division	—	—	—	—
	—	(115,007)	—	(115,496)

NET INCOME (LOSS)	(2,272,446)	3,771,234	(3,194,353)	2,074,864

PREFERRED STOCK DIVIDENDS ACCRUED	(375,000)	(401,252)	(749,380)	(401,252)

NET INCOME (LOSS) ALLOCATED TO COMMON SHAREHOLDERS	$(2,647,446)	$3,369,982	$(3,943,733)	$1,673,612

Basic and Fully Diluted Net Income (Loss) Per Share	$(0.064)	$0.086	$(0.095)	$0.043

Weighted Average Shares Outstanding	41,484,307	39,204,753	41,484,307	39,069,337

EARNINGS PER SHARE - Basic
Income from continuing operations	$(0.06)	$0.10	$(0.08)	$0.06
(Loss) from discontinued operations	$—	$(0.00)	$—	$(0.00)
Net income (loss)	$(0.07)	$0.09	$(0.10)	$0.04

AMERICAN DEFENSE SYSTEMS, INC. and SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2009	2008
	(Unaudited)	(Audited)
ASSETS

CURRENT ASSETS
Cash	$348,662	$374,457
Accounts receivable, net	8,610,578	4,981,150
Inventory	837,597	621,048
Prepaid expenses and other current assets	4,933,040	3,144,601
Costs in excess of billings on uncompleted contracts	8,292,995	7,143,089
Deposits	309,685	437,496

TOTAL CURRENT ASSETS	23,332,557	16,701,841

PROPERTY and EQUIPMENT, net	3,524,693	3,743,936
DEFERRED FINANCING COSTS, net	979,917	1,277,833
NOTES RECEIVABLE	925,000	925,000
GOODWILL	450,000	450,000
ADVANCES for FUTURE ACQUISITIONS	159,560	159,560
DEFERRED TAX ASSET	1,167,832	1,167,832
ASSETS of DISCONTINUED OPERATIONS	—	736,613

TOTAL ASSETS	$30,539,559	$25,162,615

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$6,519,987	$2,480,652
Accrued payroll	485,431	—
Accrued expenses	412,732	755,615
Loan payable	55,490	—
Line of credit	1,429,789	76,832

TOTAL CURRENT LIABILITIES	8,903,429	3,313,099

LONG TERM LIABILITIES
Preferred stock, $.001 par value, 5,000,000 shares authorized, 15,000 shares designated as mandatorily redeemable Series A Convertible Preferred Stock (cumulative), 15,000 shares issued and outstanding	12,223,642	10,981,577
Investor warrant liability	—	90,409
Liabilities of discontinued operations	—	736,613

TOTAL LIABILITIES	21,127,071	15,121,698

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Common Stock, $.001 par value: 100,000,000 shares authorized, 45,281,000 and 39,585,960 shares issued and outstanding as of June 30, 2009 and December 31, 2008, respectively	45,281	39,586
Additional paid in capital	12,844,845	9,534,616
Retained earnings (accumulated deficit)	(3,477,638)	466,715

TOTAL SHAREHOLDERS’ EQUITY	9,412,488	10,040,917

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$30,539,559	$25,162,615

AMERICAN DEFENSE SYSTEMS, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Six Months Ended June 30,
	2009	2008

Cash flows from operating activities:
Net income (loss)	$(3,194,972)	$2,074,864

Adjustments to reconcile net loss to net cash used in continuing operating activities:
Change in fair value associated with preferred stock and warrants	3,662,736	(2,490,337)
Stock based compensation expense	54,845	54,297
Amortization of deferred financing costs	297,916	147,747
Discount on Series A preferred stock	269,104	154,604
Depreciation and amortization	519,412	282,435
Issuance of stock toward payment of accrued dividends	750,000
Changes in operating assets and liabilities:
Accounts receivable	(3,581,870)	1,219,538
Inventories	(216,549)	(533,907)
Deposits and other assets	127,811	(48,410)
Cost in excess of billing on uncompleted contracts	(1,149,906)	(3,450,334)
Prepaid expenses and other assets	(1,788,439)	(1,485,548)
Deferred tax assets	—	—
Deferred financing costs	—	(416,886)
Advances for future acquisitions	—	(387,350)
Accounts payable and accrued expenses	3,651,280	(604,801)
Accrued payroll	—	—
Accrued liabilities	(342,883)	169,617
Investment in affiliate	—	(1,669,350)
Due to related party	(47,558)	262,741

Net cash used in operating activities	(989,073)	(6,721,080)

Cash flows from continuing investing activities:
Purchase of equipment	(300,169)	(2,239,575)
Increase in deferred financing costs	(145,000)	—
Cash paid for acquisition in excess of cash received	—	(100,000)

Net cash used in investing activities	(445,169)	(2,339,575)

Cash flows from continuing financing activities:
Proceeds from notes payable	—	62,970
Proceeds from line of credit	1,352,957	—
Proceeds from sale of stock	—	194,000
Repayments of short term financing	55,490	(12,684)
Proceeds from sale of Series A Convertible Preferred Shares, net of of capitalization costs of $270,000	—	13,950,000

Net cash provided by financing activities	1,408,447	14,194,286

Discontinued operations
Cash used in operating activities	—	—
Net cash used in discontinued operations	—	—

NET INCREASE (DECREASE) IN CASH	(25,795)	5,133,631

CASH AT BEGINNING OF YEAR	374,457	1,479,886

CASH AT END OF PERIOD	$348,662	$6,613,517

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$25,157	$—
Cash paid for taxes	$—	$—

Supplemental disclosure of non-cash financing activities
Stock options issued in lieu of cash for compensation	$54,845	$—
Common stock issued as payment toward accrued and future dividends	$1,125,000	$—
Common stock issued in connection with investor warrants	$2,550,000	$—

Assets and liabilities received in acquisition of American Anti-Ram, Inc.

Fixed assets	$—	$30,000
Inventory	$—	$120,000
Goodwill	$—	$280,000
Accounts payable and accrued expense	$—	$(30,000)
Notes payable	$—	$—
Shares issuable in connection with acquisition	$—	$(200,000)
Cash paid in connection with acquisition	$—	$(100,000)
Amounts due to American Anti-Ram, Inc.	$—	$(100,000)